UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2901 West Bluegrass Blvd., Suite 100
Lehi, Utah 84043
(Address of principal executive offices and zip code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	NATR	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On March 6, 2024, the Board of Directors of Nature’s Sunshine Products, Inc. (the “Company”) approved an increase to the base salary of the Company’s Chief Executive Officer, Mr. Terrence O. Moorehead, from $800,000 to $832,000, which increase is effective March 11, 2024. The Board of Directors also increased Mr. Moorehead’s target percentage for purposes of his annual cash incentive from 100% of his base salary to 105% of his base salary.

On March 5, 2024, the Compensation Committee of the Company approved an increase to the base salary of the Company’s Chief Financial Officer, Mr. L. Shane Jones, from $430,000 to $460,000 which increase is effective March 11, 2024. The Compensation Committee also increased Mr. Jones’s target percentage for purposes of his annual cash incentive from 60% of his base salary to 70% of his base salary.

On March 5, 2024, the Compensation Committee of the Company approved an increase to the base salary of the Company’s Executive Vice President, Global Supply Chain, Mr. Martin Gonzalez, from $375,000 to $390,000, which increase is effective March 11, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: March 11, 2024	By:	/s/ Nathan G. Brower
Nathan G. Brower, Executive Vice President, General Counsel and Corporate Secretary